As filed with the U.S. Securities and Exchange Commission on September 22, 2025.

Registration No. 333-288530

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.5 TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Emmis Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 515 E Las Olas Blvd, Suite 120, Fort Lauderdale, Florida 33301
+1 954-294-6285
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Goldstein
Chief Executive Officer
CO Services Cayman Limited, P.O. Box 10008, Willow House, Cricket Square
Grand Cayman KY1-1001
Cayman Islands
Telephone: +1 954-294-6285
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross David Carmel, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 Telephone: (212) 930-9700	Ralph V. De Martino, Esq. Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 Telephone: (202) 724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Emmis Acquisition Corp. is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-288530) (the “Registration Statement”) as an exhibits-only filing to include Exhibits 3.2 and 5.2. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
1.2	Form of Business Combination Marketing Agreement
3.1.1	Memorandum of Association.
3.1.2	Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Rights Certificate.
4.4	Form of Rights Agreement between VStock Transfer LLC and the Registrant.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP.
5.2*	Opinion of Carey Olsen Cayman Limited, Cayman Islands counsel to the Registrant.
10.1	Form of Letter Agreement among the Registrant, Emmis Capital Sponsor LLC and each of the officers and directors of the Registrant.
10.2	Form of Investment Management Trust Agreement
10.3	Form of Registration Rights Agreement
10.4	Form of Sponsor Private Placement Units Purchase Agreement
10.5	Form of I-Bankers Private Placement Units Purchase Agreement
10.6	Form of Indemnity Agreement.
10.7	Promissory Note issued to Emmis Capital Sponsor LLC
10.8	Securities Subscription Agreement between Emmis Capital Sponsor LLC and the Registrant.
10.9	Form of Administrative Services Agreement.
14.1	Form of Code of Ethics.
23.1	Consent of TAAD LLP.
23.2	Consent of Sichenzia Ross Ference Carmel LLP (included on Exhibit 5.1).
23.3*	Consent of Carey Olsen Cayman Limited (included on Exhibit 5.2).
24.1	Power of Attorney (included on the signature page of the initial filing).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominating and Corporate Governance Committee Charter.
99.4	Nominee Director Consents
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107	Filing Fee Table.

*	Filed herewith

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida, on September 22, 2025.

EMMIS ACQUISITION CORP.

By:	/s/ Peter Goldstein
Name:	Peter Goldstein
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Goldstein his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Peter Goldstein	Chief Executive Officer and Director	September 22, 2025
Peter Goldstein	(principal executive officer)

/s/ David Lowenstein	Chief Financial Officer and Director	September 22, 2025
David Lowenstein	(principal financial and accounting officer)

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Authorized representative IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Emmis Acquisition Corp., in Fort Lauderdale, Florida on September 22, 2025.

By:	/s/ Peter Goldstein
Name:	Peter Goldstein
Title:	Chief Executive Officer

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